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                                                                     Exhibit 4.3

                   AGREEMENT OF SUBSTITUTION AND AMENDMENT OF
                         COMMON SHARES RIGHTS AGREEMENT


         This Agreement of Substitution and Amendment is entered into as of January 15, 2002, by and between Pennichuck Corporation, a New Hampshire corporation (the "Company") and American Stock Transfer and Trust Company, a New York banking corporation ("AST").

                                    RECITALS

A. On or about April 20, 2000, the Company entered into a Rights Agreement, as subsequently amended (the "Rights Agreement") with Fleet National Bank as rights agent.

B. On or about October 10, 2001, EquiServe Trust Company, N.A., an affiliate of Fleet National Bank, was appointed as successor rights agent under the Rights Agreement (the "Predecessor Agent").

C. The Company wishes to remove the Predecessor Agent and substitute AST as rights agent pursuant to Section 21 of the Rights Agreement.

D. The Company has given the Predecessor Agent proper notice of removal of the Predecessor Agent as rights agent.

                                   AGREEMENT

         NOW THEREFORE, in consideration of the foregoing and of other consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. The Company hereby appoints AST as rights agent pursuant to Section 21 of the Rights Agreement, to serve in that capacity for the consideration and subject to all of the terms and conditions of the Rights Agreement.

2. AST hereby accepts the appointment as rights agent pursuant to Section 21 of the Rights Agreement and agrees to serve in that capacity for the consideration and subject to all of the terms and conditions of the Rights Agreement.

3. From and after the effective date hereof, each and every reference in the Rights Agreement to a "Rights Agent" shall be deemed to be a reference to AST.

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4.       Section 3(c) of the Rights Agreement is amended by striking the form of the legend contained in said section and substituting the following in lieu thereof:

                  This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Pennichuck Corporation and American Stock Transfer & Trust Company as Rights Agent, dated as of April 20, 2000, as amended (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Pennichuck Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Pennichuck Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after a receipt of a written request therefor. Under certain circumstances, Rights that are or were acquired or beneficially owned by Acquiring Persons (as defined in the Rights Agreement) may become null and void.

5. Section 26 of the Rights Agreement is amended to provide that notices or demands shall be addressed as follows (until another address is filed):

         If to the Company:             Pennichuck Corporation
                                        4 Water Street, P.O. Box 448
                                        Nashua, New Hampshire 03061-0448
                                        Attention: President

         with a copy to:                Gallagher, Callahan & Gartrell, P.A.
                                        214 North Main Street, P.O. Box 1415
                                        Concord, New Hampshire 03302-1415

         If to AST:                     American Stock Transfer & Trust Company
                                        59 Maiden Lane
                                        New York, NY 10038
                                        Attention: Shareholder Services Division

6. Except as expressly modified herein, the Rights Agreement shall remain in full force and effect.

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7.       This Agreement of Substitution and Amendment may be executed in one or more counterparts, each of which shall together constitute one and the same document.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date indicated above.

                                        PENNICHUCK CORPORATION

                                        By: /s/ Charles J. Staab
                                            -----------------------------------
                                            Charles J. Staab
                                            Vice President, Treasurer and
                                            Chief Financial Officer

                                        AMERICAN STOCK TRANSFER & TRUST COMPANY

                                        By: /s/ Herbert J. Lemmer
                                            -----------------------------------
                                            Herbert J. Lemmer
                                            Vice President